Exhibit 99.2

Vroom First Quarter 2023 Earnings May2023

disclaimer Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding the expected timeline, our execution of and the expected benefits from our long-term roadmap and cost-saving initiatives, including our ability to improve our transaction processes and customer service experience, increase and optimize our internal sales force, sell through aged vehicles, improve variable cost per unit, such as logistics costs and marketing costs, and reduce fixed costs, our expectations regarding our business strategy and plans, including our ongoing ability to integrate and develop United Auto Credit Corporation into a captive finance operation, and our intention to return to growth, for future results of operations and financial position, including our ability to improve our unit economics and our outlook for the full year 2023, including with respect to our liquidity. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this presentation, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form10-K for the year ended December 31, 2022, as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, each of which are available on our Investor Relations website at ir.vroom. comand on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this presentation. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Industry and Market Information To the extent this presentation includes information concerning the industry and the markets in which the Company operates, including general observations, expectations, market position, market opportunity and market size, such information is based on management's knowledge and experience in the markets in which we operate, including publicly available information from independent industry analysts and publications, as well as the Company’s own estimates. Our estimates are based on third-party sources, as well as internal research, which the Company believes to be reasonable, but which are inherently uncertain and imprecise. Accordingly, you are cautioned not to place undue reliance on such market and industry information. Financial Presentation and Use of Non-GAAP Financial Measures Certain monetary amounts, percentages and other figures included in this presentation have been subject to rounding adjustments. Certain other amounts that appear in this presentation may not sum due to rounding. This presentation contains certain supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are in addition to, and not a substitute or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with U.S. GAAP. We have reconciled all non-GAAP financial measures with the most directly comparable U.S. GAAP financial measures in the Appendix to this presentation.

We are focused on our objectives and strategic initiatives during 2022 we improved the customer experience, improved our processes, and reduced our debt. During 2023 we intend to resume growth, sell through aged inventory, improve variable costs per unit, continue to reduce fixed costs and convert balance sheet items into cash while living within our means 3 Key Objectives 1.Prioritize unit economics and growth 2.Improve Costs per unit 3.Maximize liquidity 4 Focused Strategic Initiatives Build a well-oiled transaction machine Build a well-oiled metal machine Build a regional operating model Build a captive finance offering 4 Strategic initiatives expected to build a profitable business model 3 first quarter 2023 highlights

1st quarter key performance indicators

- ($64.8)M of Adjusted EBITDA(1), a $10M / 13% improvement vs fourth quarter 2022 results (2)
- ($64.1)M of Adjusted EBITDA excluding non-recurring costs(1), a $10M / 14% improvement vs fourth quarter 2022 results (2)
  - Includes ~$5.0M negative impact of up-front expenses related to 2023-1 securitization
- $2,552 Ecommerce Gross Profit Per Unit (GPPU), a $1,319 sequential improvement, driven by release of EV inventory reserves taken in Q4-22 and GPPU on unaged units
  - 77% of units sold in Q1-23 were >180 days, compared to 75% in Q4-22 and 49% in Q3-22, as we moved through aged inventory
    - As we sell through aged inventory, we have tightened our definition of aged units to >180 days, from >270 days progress on key objectives and strategic initiatives

- Ramping up unit acquisitions and marketing spend to resume growth
- Continued focus on reducing variable and fixed costs
- Completed reductions in force in January and April, resulting in ~$42M of expected annualized cost savings
- Completed 2023-1 securitization, sold ~$239M of rated asset-backed securities, for proceeds of ~$238M
- ~$15M of convertible notes repurchased for $6M(4)

1q 2023 performance highlights

	fourth quarter 2022	first quarter 2023
total revenue	$209.3 million	$196.5 million
ecommerce units	4,144	3,933
ecommerce gppu	$1,233	$2,552
adjusted ebitda (1)(2)	($74.8) million	($64.8) million
adjusted ebitda ex. non-recurring costs (1)(2)	($74.4) million	($64.1) million
adjusted ebitda ex. securitization gain & non-recurring costs (1)(2)	($74.4) million	($64.1) million
net profit (loss)(4)	$24.8 million	($75.0) million

fy 2023 guidance

	guidance	current outloook
adjusted ebitda (1)(5)	($200) - ($250) million	On track
year-end cash and cash equivalents (6)	$150 - $200 million	On track

(1) Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs, and Adjusted EBITDA excluding securitization gain and non-recurring costs are non-GAAP measures and reflect the updated fair value updated accounting treatment. For definitions and a reconciliation to the most comparable GAAP measure, please see the appendix. (2) We have recast Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs, and Adjusted EBITDA excluding securitization gain and non-recurring costs for the three months ended December 31, 2022 to conform to current period presentation, please see the appendix. (3) $15M in aggregate principal amount net of deferred issuance costs. (4) Fourth quarter 2022 net income includes a $127M gain on debt extinguishment. First quarter 2023 net loss includes a $9M gain on debt extinguishment. (5) A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for 2023 guidance is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future. (6) Represents unrestricted cash and cash equivalents, excludes restricted cash and floorplan availability.

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execution of long-term roadmap on track

first quarter operational highlights

operational progress on our 4 strategic initiatives

financial lever	initiative	4q22 to 1q23
Product GPPU	Originate and securitize Vroom loans through UACC	• $2,552 Ecommerce GPPU, a $1,319 improvement • 77% of Q1 units sold were aged (>180 days), negatively impacting GPPU • We expect a similar mix of units sold in Q2-23 to be from aged units (>180 days) with a significant reduction in 2H-23 as we sell through our aged inventory • Continued improvements to pricing model
Vehicle GPPU	Optimize pricing through predictive data and regionalization	
	Optimize assortment	
GPPU & SG&A - Logistics[1]	Synchronize end-to-end supply chain to increase velocity and optimize flow	• ~7% sequential improvement in normalized all-in logistics cost per unit [2] • Improved Vroom-operated linehaul and last mile service; increased utilization on owned assets, record percentage of vehicles picked up and delivered on our own fleet
Balance Sheet - Inventory		• ~21% sequential improvement in inventory turns • Ramping unit acquisitions to facilitate unit growth in subsequent quarters
SG&A - Sales[1]	Optimize sales channels by selective insourcing and digitization	• Fully transitioned from primary third-party sales provider as of 1/31/23; continuing to ramp up internal sales force in 2023 • ~11% sequential improvement in selling cost per unit • ~94% of vehicles in inventory for sale or pending sale • ~20% sequential improvement in titling, registration and supports cost per unit[3] • $12M release of restricted cash on the balance sheet due to improvements in titling and registration processes
SG&A – Titling, Registration & Support[1]	Streamline and digitize title and registration process	
SG&A - Marketing[1]	Improve marketing effectiveness	• ~$1.6M increase in marketing costs as we begin to ramp up spend to facilitate unit growth, continued focus on marketing ROI
SG&A - Fixed[1]	Grow fixed cost slower than revenue	• ~$22M of expected annualized fixed cost[4] savings from January and April reductions in force • ~11% sequential improvement in fixed cost per unit

(1) Constitutes a component of Adjusted SG&A which is a non-GAAP measure. For a definition and reconciliation to the most comparable GAAP measure, please see the appendix. (2) Normalized all-in logistics costs include compensation and benefits related to operating our proprietary logistics network in addition to fuel, tolls, and maintenance expenses related to operating our proprietary logistics network and third-party transportation fees, adjusted for Q4-22 accrual releases. (3) Titling, registration, & support costs include compensation & benefits related to these functions as well as third-party support costs and associated processing fees. Excludes non-recurring costs. (4) Fixed cost reflect costs across compensation & benefits, occupancy, other SG&A, and professional fee expenses. Fixed costs exclude non-recurring costs, realignment costs, and SG&A related to UACC operations.

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4 strategic initiatives intended to build a profitable business model quarterly progression

operational improvements driving performance, positioned to resume growth

($ in millions)

adjusted ebitda ex. securitization gain and non-recurring costs (1)(2)



Adjusted EBITDA ex. non-recurring costs
Securitization Gain
$(142)
$(79)
$(71)
$(74)
$(64)
$10 million improvement

	q1 2022	q2 2022	q3 2022	q4 2022	q1 2023
gppu	$1,763	$3,629	$4,206	$1,233	$2,552
% of units >180 days	4%	11%	49%	75%	77%

adjusted sg&a(3)



$171
$120
$99
$67
$66

	q1 2022	q2 2022	q3 2022	q4 2022	q1 2023
annualized adjusted sg&a(3)	$684 million	$480 million	$396 million	$268 million	$264 million

(1) Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs, and Adjusted EBITDA excluding securitization gain and non-recurring costs are non-GAAP measures. For definitions and a reconciliation to the most comparable GAAP measure, please see the appendix. (2) We have recast Adjusted EBITDA excluding securitization gain and non-recurring costs for all periods to conform to current period presentation, please see the appendix (3) Adjusted SG&A is a non-GAAP measure. For a definition and reconciliation to the most comparable GAAP measure, please see the appendix. We calculate adjusted selling, general & administrative expenses as selling, general & administrative expenses adjusted to exclude realignment costs, acquisition related costs, acceleration of non-cash stock based compensation, non-recurring costs to address operational and customer experience issues, UACC selling, general & administrative expenses and other costs

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we remain focused on our long-term roadmap to deliver profitable growth

Vroom First Quarter 2023 Financial Update

1st quarter 2023 financial summary

continued progress on long term roadmap

1q 2023 performance highlights

	fourth quarter 2022	first quarter 2023
total revenue	$209.3 million	$196.5 million
ecommerce units	4,144	3,933
ecommerce gppu	$1,233	$2,552
adjusted ebitda (1)(2)	($74.8) million	($64.8) million
adjusted ebitda ex. non-recurring costs (1)(2)	($74.4) million	($64.1) million
adjusted ebitda ex. securitization gain & non-recurring costs (1)(2)	($74.4) million	($64.1) million
net profit (loss)(3)	$24.8 million	($75.0) million

1q 2023 performance vs 4q 2022

6% decrease in total revenue, 5% decrease in ecommerce units sold

- Ongoing focus on operational improvement over sales volume
- We expect January to be our trough in unit volume

$2,552 ecommerce gppu, up 107%

- ~$9M / $2,888 per unit negative impact of selling through aged (>180 days) units
- ~$6M / $1,449 per unit benefit of inventory reserve release as we sell through aged inventory

$10m sequential increase in adjusted ebitda ex. non-recurring costs(1)

- Driven by reduced operating costs and higher GPPU, partially offset by lower units and ~$5M impact of securitization related expenses

2022-2 securitization impact

- Consolidated 2022-2 securitization, no material impact to results

2023-1 securitization impact

- Holding residual certificates; finance receivables and related debt on balance sheet, recognizing income and expense on the P&L

(1) Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs, and Adjusted EBITDA excluding securitization gain and non-recurring costs are non-GAAP measures. For definitions and a reconciliation to the most comparable GAAP measure, please see the appendix. (2) We have recast Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs, and Adjusted EBITDA excluding securitization gain and non-recurring costs for the three months ended December 31, 2022 to conform to current period presentation, please see the appendix. (3) Fourth quarter 2022 net income includes a $127M gain on debt extinguishment. First quarter 2023 net income includes a $9M gain on debt extinguishment.

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$10m improvement in adjusted ebitda ex. securitization gain & non-recurring costs(1)

1st quarter performance drivers

1st quarter adjusted ebitda ex. non-recurring costs(1)(2)


($ in millions)
Total Ecommerce Gross Profit +$5M
$(74)
$8
$6
($9)
$4
$1
$(64)
4Q 2022(1) (2)
Ecom Gross Profit
Inventory Reserves Release
Aged Inventory
Wholesale Gross Profit
Adjusted SG&A (3)
1Q 2023(1)

- ***$5m increase in ecommerce gross profit***
  - Strong GPPU on unaged (0-180 days) inventory
  - Benefit of inventory reserve release offset by impact of aged inventory (>180 days)
- ***$4m increase in wholesale gross profit***
  - Reduction of losses due to titling and registration improvements

1st quarter cash and cash equivalents(4) and available liquidity(3)


$399
($64)
($6)
($22)
$15
$322
($6)
$317
$60
$377
12/31/22 Cash and Cash Equivalents (4)
1Q Adjusted EBITDA
Interest Expense (net)
Cash in Inventory
Cash Initiatives
3/31/23 Cash and Cash Equivalents (4) (excluding Convert...
Convert Repurchase (5)
3/31/23 Cash and Cash Equivalents (4)
UACC Liquidity (6)
3/31/23 Available Liquidity (6)

- ***flat in restricted cash***
  - Primarily driven by reduced inventory, partially offset by higher restricted cash covenant on floor plan facility
  - Increase due to UACC securitization consolidations
- ***$22m sequential increase in cash in inventory***
  - Increased floor plan curtailment as a higher share of inventory is aged units, will resolve as we sell through the units in subsequent periods
- ***$15m repurchase of convertible notes for $6m(5)***
  - Decreased leverage
- ***incremental liquidity actions in early q2-23***
  - ~$23M sale of 2023-1 securitization BB notes
  - ~$24M in secured repo financing on retained securitization interests

(1) Adjusted EBITDA and Adjusted EBITDA excluding securitization gain non-recurring costs is a non-GAAP measures. For a definition and a reconciliation to the most comparable GAAP measure, please see the appendix. (2) We have recast Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs, and Adjusted EBITDA excluding securitization gain and non-recurring costs for the three months ended December 31, 2022 to conform to current period presentation, please see the appendix (3) Adjusted SG&A is a non-GAAP measure. For a definition and reconciliation to the most comparable GAAP measure, please see the appendix. We calculate adjusted selling, general & administrative expenses as selling, general & administrative expenses adjusted to exclude realignment costs, acquisition related costs, acceleration of non-cash stock based compensation, non-recurring costs to address operational and customer experience issues, UACC selling, general & administrative expenses and other costs (4) Represents unrestricted cash and cash equivalents. Excludes restricted cash and floorplan availability. (3) Represents unrestricted cash, cash equivalents and warehouse availability (5) $15M in aggregate principal amount net of deferred issuance costs. (6) Represents cash and cash equivalents and warehouse availability

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$10m improvement in adjusted ebitda ex. non-recurring costs(1)

Fy2023 cash and cash equivalents and liquidity outlook Cash and liquidity drivers Expect to continue to reduce operating loss each quarter as we improve our processes Expect to free up cash in inventory as we sell through aged units and improve inventory turns Expect continued progress on initiatives to release cash trapped on the balance sheet Incremental $24M of UACC liquidity from prior outlook due to repo financing on retained securitization interests $399 12/31/22 Cash and Cash Equivalents (2) ($225) Adjusted EBITDA (mid-point) (3) ($28) Interest Expense $30 Cash Initiatives $175 12/31/23 Mid-Point Cash and Cash Equivalents (2) $74 12/31/23 UAAC Liquidity (4) $25 Potential Residual Sale $274 12/31/23 Mid-Point Potential Liquidity (4) (1) Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs, and Adjusted EBITDA excluding securitization gain and non-recurring costs are non-GAAP measures. For definitions and a reconciliation to the most comparable GAAP measure, please see the appendix (2) Represents unrestricted cash and cash equivalents. Excludes restricted cash, warehouse and floorplan availability. (3) A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for 2023 guidance is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future. These estimates are forward-looking statements that reflect the Company’s expectations as of May 9, 2023 and are subject to substantial uncertainty. See “Forward-Looking Statements” on Slide 2 (4) Represents cash and cash equivalents and warehouse availability after giving affect to repo financing 10 Continued focus on cash and maximizing liquidity v

Summary Q1 2023 Highlights fy2023 outlook Continued execution of our Long-Term Roadmap focused on 4 strategic initiatives expected to build a profitable business model Achieved sequential GPPU improvement of $1,319 Transformed pricing algorithms, implemented variable shipping fees, and improved our acquisition model Ramped up marketing spend and acquisitions to resume growth Continue to drive variable cost reductions across all functions We reduced cost per unit in logistics, selling, titling, registration and support We are focused on continuing to drive marketing spend efficiency through conversion initiatives Transitioned from our primary third-party sales provider as of January 2023 Completed reductions in force in January and April, which we expect to result in annualized cost savings of ~$42M Completed the 2023-1 securitization at UACC, holding residual certificates Strengthened our balance sheet by repurchasing $15M of convertible notes Building a platform to grow the business in 2023 and beyond Improved processes across registration, titling, support, marketing, sales, reconditioning, and logistics We remain on track for our full year Adjusted EBITDA(1) guidance and year end cash and cash equivalents guidance Continued GPPU pressure in Q2-23 as we sell through aged inventory, expect to normalize to Q2/Q3 2022 levels in 2H-23 Anticipate improved fixed cost run rate Continue to focus on converting balance sheet items into cash Expect unit volumes to ramp through the year as we resume growth and grow our internal sales force Expect per unit economics to improve sequentially Reduced marketing cost per unit through conversion initiatives Reduced selling cost per unit Reduced titling, registration and support cost per unit Reduced logistics costs per unit Continue to reduce fixed cost structure (1) A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for 2023 guidance is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, these costs and expenses that may be incurred in the future. These estimates are forward-looking statements that reflect the Company’s expectations as of May 9, 2023 and are subject to substantial uncertainty. See “Forward-Looking Statements” on Slide 2 Positioned for growth and improved cost per unit 11

Vroom Appendix 12

reconciliation of non-gaap financial measures

EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues, Adjusted EBITDA excluding securitization gain and Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues

We calculate EBITDA as net loss before interest expense, interest income, income tax expense and depreciation and amortization expense. We calculate Adjusted EBITDA as EBITDA adjusted to exclude severance costs, gain on debt extinguishment, realignment costs, acceleration of non-cash stock-based compensation, goodwill impairment charge, acquisition related costs, and other costs, which primarily relate to the impairment of long-lived assets. Changes in fair value of financial instruments can fluctuate significantly from period to period and previously related primarily to historical loans and debt which have been securitized, and acquired on February 1, 2022 from UACC. Our ongoing business model is to originate or purchase finance receivables with the intent to sell which we recognize at the lower of cost or fair value. As a result of current market conditions, the financial instruments related to the 2022-2 and 2023-1 securitization transactions are recognized on balance-sheet and accounted for under the fair value option. As a result, the majority of our finance receivables are now carried at fair value and a significant portion of the risk of loss associated with these finance receivables have been retained by UACC. We therefore have determined we will no longer make any adjustments for such fluctuations in fair value to our Adjusted EBITDA results. We have recast the prior period presented to conform to current period presentation. We may account for future securitizations as on balance sheet transactions depending on the market conditions. We calculate Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the non-recurring costs incurred to address operational and customer experience issues, including rental cars for our customers and legal settlements with customers and state DMVs. While we expect to continue to incur these costs over the next few quarterly periods, we do not expect these costs to continue to be incurred once our operational issues have been resolved. We calculate Adjusted EBITDA excluding securitization gain as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC's finance receivables, and believe that it provides a useful perspective on the underlying operating results and trends and a means to compare our period-over-period results. We calculate Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC's finance receivables and the non-recurring costs incurred to address operational and customer experience issues. The following table presents a reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding securitization gain, and Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues to net loss, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended March 31, 2023	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022
			(in thousands)		
Net (loss) income	$ (75,044)	$ 24,765	$ (51,127)	$ (115,089)	$ (310,459)
Adjusted to exclude the following:					
Interest expense	9,919	12,076	9,704	9,533	9,380
Interest income	(5,942)	(6,372)	(5,104)	(3,935)	(3,952)
Provision for income taxes	273	2,405	899	256	(23,240)
Depreciation and amortization	10,637	10,702	9,995	10,115	7,895
EBITDA	$ (60,157)	$ 43,576	$ (35,633)	$ (99,120)	$ (320,376)
Severance costs	$ 4,104	$ —	$ —	$ —	$ —
Gain on debt extinguishment	(8,709)	(126,767)	(37,917)	—	—
Realignment costs	—	2,253	3,243	$ 9,529	—
Acceleration of non-cash stock-based compensation	—	2,439	—	—	—
Goodwill impairment charge	—	—	—	—	201,703
Acquisition related costs	—	—	—	—	5,653
Other	—	3,679	—	2,127	—
Adjusted EBITDA	$ (64,762)	$ (74,820)	$ (70,307)	$ (87,464)	$ (113,020)
Non-recurring costs to address operational and customer experience issues	$ 659	$ 374	$ 15,785	$ 8,274	$ 1,000
Adjusted EBITDA excluding non-recurring costs to address operational and	$ (64,103)	$ (74,446)	$ (54,522)	$ (79,190)	$ (112,020)
Securitization gain	—	—	$ (15,972)		$ (29,617)
Adjusted EBITDA excluding securitization gain	$ (64,762)	$ (74,820)	$ (86,279)	$ (87,464)	$ (142,637)
Adjusted EBITDA excluding securitization gain and non-recurring costs to address	$ (64,103)	$ (74,446)	$ (70,494)	$ (79,190)	$ (141,637)

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Reconciliation of Non-GAAP Financial measures (continued) Adjusted SG&A We calculate adjusted selling, general & administrative expenses as selling, general & administrative expenses adjusted to exclude severance costs, non-recurring costs to address operational and customer experience issues, UACC selling, general & administrative expenses, realignment costs, acceleration of non-cash stock-based compensation, acquisition related costs, and other costs, which relate to the write off of the upfront shares issued as part of the Rocket Auto agreement and previously recognized within "Other assets". The following table presents a reconciliation of adjusted selling, general & administrative expenses to selling, general & administrative expenses, which is the most directly comparable U.S. GAAP measure: Three months ended march 31,2023 three months ended december31,2022 three months ended June 30, 2022 three months ended march 31, 2022 total selling, general &administrative expenses adjusted to exclude the following: severance costs non recurring costs to address operational and customer experience issues uacc selling, general & administrative expenses realignment costs acceleration of non cash stock based compensation acquisition related costs other adjusted selling, general & administrative expenses $96,597 4,104 659 25,327 - - - $66,447 $90,760 – 1,867 19,108 187 2,436 $67,159 $134,648 – 15,785 18,012,2,226 - - $98,620 $152,990 – 8,274 16,646 6,122 - - 2,127 $199,821 $187,994 – 1,000 10,557 - - 5,653 – $170,784 14

Adjusted ebitda(1) presentation notesFair value adjustment changes Adjusted EBITDA – recast to “add back” of fair value (“FV”) changes on securitized finance receivables and debt Prior presentation adjusted ebitda (1) change in fair value of financial instruments current presentation adjusted ebitda (1) Q12022($107.4) million ($5.6) million ($113.0) million q2 2022 ($85.6) million ($1.8) million ($87.5) million q3 2022 ($73.3) million $3.0 million ($70.3) million q4 2022 ($70.9) million ($3.9) million ($74.8) million q1 2023 n/a n/a ($64.8) million (1) Adjusted EBITDA is a non-GAAP measures. For definitions and a reconciliation to the most comparable GAAP measure, please see the appendix. including fair value adjustments to on-balance sheet portfolio of loans at UACC in adjusted ebitda(1) 15

Thank you 16